2006 Lightbridge Business Unit Incentive Plan
People Managers & Senior Individual Contributors
Grade 9 and Above

2006

I.	OBJECTIVE

The Objective of the Lightbridge Business Unit Incentive Plan People Managers and Senior Individual Contributors Grade 9 and Above is to reward eligible members of the business unit team for their contributions to the success of Lightbridge, Inc. (the “Company”). The Lightbridge Business Unit Incentive Plan for People Managers and Senior Individual Contributors Grade 9 and Above is the incentive plan for such eligible employees of the Company (“Participants”) for the 2006 fiscal year.

II.	PURPOSE

The Lightbridge Incentive Plan is aimed at motivating Participants to achieve key business objectives or to achieve the financial or operating performance of Lightbridge.

III.	BONUS PLAN ELEMENTS

A.	Effective Date

This Plan is effective for the calendar year 2006 beginning January 1, 2006, through December 31, 2006. Business objectives and performance goals will reflect the entire plan year.

B.	Financial Performance and Payout Model

Payout under this Plan requires that Lightbridge, Inc. meet certain minimum performance, as described in Paragraph F below.

C.	Eligibility, Interpretation

Participants in this Plan are selected by the Chief Executive Officer (“CEO”), or, in the case of the CEO or Chief Financial Officer (“CFO”), the Compensation Committee.

All Participants must be employed in an eligible role prior to October 1st of the Plan year to qualify for any pro-rata bonus payout. Participants have no rights under any other incentive plans.

A Participant must be employed in a bonus-eligible position according to the stated timeframes for a bonus payout and be employed on the final day of the applicable Plan year to be eligible.

Elements not addressed in this plan will be managed or interpreted at the discretion of the CEO or CEO’s designee or, in the case of a matter affecting the CEO, the Compensation Committee of the Board of Directors.

D.	Performance Bonus Criteria

MBO Performance – A portion of the bonus pool will be based on, and individual payouts will be calculated according to, performance against pre-determined management goals and objectives (“MBOs”). Individual MBOs will be weighted to reflect their relative importance to the Company’s overall business plan and will be reviewed on a quarterly basis by the Business Unit President/GM or the CEO, as the case may be. All individual MBOs must be documented in writing and approved by the functional Business Unit President/GM or in the case of the Business Unit President/GM, the CEO.

Financial Performance – Other portions of the bonus pool will be based on corporate performance and/or business unit performance.

E.	2006 Annual Bonus Percentage Targets

A Participant’s bonus target is based on market indicators for the Participant’s role and is set as a percentage of the Participant’s 2006 annual base salary. The Participant’s 2006 annual base salary, including any base adjustments approved during the first quarter of the year, represents the basis for the bonus calculation.

F.	Bonus Payments

Once the applicable financial threshold performance is achieved, payouts will be determined as provided below.

The payments for performance at threshold and between threshold and target (100%) and the percentage of the Participant’s total bonus pool allocated to each performance element will be calculated according to the schedule below:

•	FY 2006 Forecasted Business Unit Operating Income (30% target bonus)

•	90% of Forecasted Business Unit Operating Income funds a 50% pool.

•	90.1% — 100% of Forecasted Business Unit Operating Income funds a pool that is interpolated on a straight line from the 50% level up to 100%.

In the event of an acquisition, divestiture or other significant non-cash expenditure, the Forecasted Business Unit Operating Income metric may be adjusted.

•	FY 2006 Forecasted Business Unit Revenue* (30% total target bonus)

•	90% of Forecasted Business Unit Revenue funds a 50% pool.

•	90.1% -100% of Forecasted Business Unit Revenue funds a pool that is interpolated on a straight line from the 50% level up to 100%.

* Ninety per cent (90%) of Forecasted Business Unit Operating Income goal must be achieved to fund this pool.

In the event of an acquisition, divestiture or other significant non-cash expenditure, the Forecasted Business Unit Revenue metric may be adjusted.

•	FY 2006 Budgeted Corporate EPS (10% of total target bonus). o 90% of Budgeted Corporate EPS funds a 50% pool

•	90.1%-100% of Budgeted Corporate EPS funds a pool that is interpolated on a straight line beyond the 50% level up to 100%

For example, if 2006 Budgeted Corporate EPS is $.10, then EPS of at least $.09 must be achieved for any payout.

EPS shall be calculated net of any restructuring and stock compensation charges. In the event of an acquisition, divestiture or other significant non cash expenditure, the corporate EPS metric may be adjusted.

•	MBO Achievement** (30% of total target bonus)

•	Forecasted Business Unit Operating Income attainment of 50% of FY 2006 forecast will fund a 25% pool.

•	Forecasted Business Unit Operating Income attainment of 50.1% -100% of forecast will fund a pool that is interpolated on a straight line beyond the 25% level up to 100%.

** Fifty per cent (50%) of FY 2006 Forecasted Business Unit Operating Income target must be achieved to fund this element of the bonus pool.

All payments will be made after the financial close of the year, typically within the following quarter. Forecasted performance targets are established as of September 14, 2006.

G.	Incremental Bonus Pool

Designated Management Employees (other than the CEO) and Senior Individual Contributors Grade 9 and Above are eligible for an incremental bonus if FY 2006 Corporate Operating Income exceeds budget. The bonus pool will be funded as follows and interpolated on a straight line basis:

Performance Above Budget Funding	$to Pool
As a % of performance
On budget 0%	0
$1.00 to $2,000,000 5%	Up to $100,000
$2,000,000.01 to $8,000,000 10%	Up to $600,000

Maximum Incremental Bonus Pool is $700,000.

The incremental bonus pool will be distributed on an individual basis according to the Participant’s actual bonus as a percent of the total Company bonus pool.

Note: Acquisitions will not be included in calculating Corporate Operating Income

Corporate Operating Income will be adjusted accordingly for any divestitures.

GAAP expenses minus stock compensation expense and restructuring expenses will be used to determine Corporate Operating Income.

H.	Changes in Plan

The Company reserves the right to modify or terminate the Lightbridge 2006 Incentive Plan for Business Unit People Managers and Senior Individual Contributors Grade 9 and Above in total or in part, at any time. Any such modification or termination must be approved by the Compensation Committee and must be in writing and signed by the CEO or Compensation Committee designee.

I.	Entire Agreement

This Plan is the entire agreement between Lightbridge and the executive regarding the subject matter of this Plan and supersedes all prior compensation, bonus or incentive plans or any written or verbal representations regarding the subject matter of this Plan. This Plan does not affect any existing employment agreements or executive retention agreements between Plan participants and Lightbridge.

J.	Employment at Will

Except as set forth in any applicable employment agreements or executive retention agreements between the participants and Lightbridge, the employment of all Plan participants at Lightbridge, Inc. is for an indefinite period of time and is terminable at any time by either party, with or without cause being shown or advance notice by either party. This Plan shall not be construed to create a contract of employment for a specified period of time between Lightbridge and any plan participant.

K. Plan Acceptance

I have read the complete 2006 Lightbridge Business Unit Incentive Plan for People Managers and Senior Individual Contributors Grade 9 and Above and understand its content. My signature below acknowledges receipt of the Plan.

Participant Signature:

/s/ J. Donald Oldham	Date: October 2, 2006

Print Name: J. Donald Oldham